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                                                                    Exhibit 21.1
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                         SUBSIDIARIES OF THE REGISTRANT

                               J. CREW GROUP, INC.
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                                                                       Name Under Which
Name of Subsidiary                  State of Incorporation             Subsidiary Does Business
------------------                  ----------------------             ------------------------
J. Crew Operating Corp.             Delaware                           J. Crew Operating Corp.
J. Crew Inc.                        New Jersey                         J. Crew Inc.
Clifford & Wills, Inc.              New Jersey                         Clifford & Wills, Inc.
Grace Holmes, Inc.                  Delaware                           (J. Crew Retail Stores)
H. F. D. No. 55, Inc.               Delaware                           (J. Crew Factory Stores)
C & W Outlet, Inc.                  New York                           C & W Outlet, Inc.
J. Crew International, Inc.         Delaware                           J. Crew International, Inc.
J. Crew Services, Inc.              Delaware                           J. Crew Services, Inc.
J. Crew Virginia, Inc.              Virginia                           J. Crew Virginia, Inc.
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